Exhibit 10.13

EXECUTION VERSION

January 14, 2019

PERSONAL AND CONFIDENTIAL

Clarivate Analytics Plc
Friars House
160 Blackfriars Road
London SE1 8EZ United Kingdom

To Whom It May Concern:

I am writing to confirm my agreement to serve as a member of the Board of Directors (the “Board”) of Clarivate Analytics Plc, a public limited company organized under the laws of the Island of Jersey (the “Company”), during the six-year period following the date of this letter if I am nominated and elected to the Board during such period.

If I am so elected, I commit to serve and to fulfill my duties and responsibilities as a member of the Board to the best of my abilities during the term of my Board service.

In addition, during my service as a member of the Board, and in any event for a minimum of three years from the date of the beginning of my service on the Board, I will provide whatever services to the Company that are reasonably requested, within my direct ability to perform, and in the interest of the Company to increase the value of the Company.

Further, during my service as a member of the Board, and for a period of five years from the date of the beginning of my service on the Board, I will not, directly or indirectly, for my own benefit or for the benefit of any third party, in any capacity (as a principal, shareholder, partner, director, officer, agent, executive, consultant, contractor, employee, lender or otherwise), engage or participate in, or be financially interested in, any business that is competitive with the Company or its subsidiaries anywhere in the world; provided, however, that my passive ownership of less than 1% of any class of equity securities of a company whose securities are publicly traded on a national securities exchange or on a national market system, shall not be a violation of this letter agreement.

The parties agree that the restrictions contained in the immediately preceding paragraph are reasonable in scope and duration in light of the nature, size and location of the Company, its subsidiaries and its and their respective businesses following consummation of the transactions contemplated by the Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among the Company, Churchill Capital Corp, Camelot Holdings (Jersey) Limited, CCC Merger Sub, Inc. and Camelot Merger Sub (Jersey) Limited. It is the desire and intent of the parties that the provisions of the immediately preceding paragraph be enforced to the fullest extent permissible under applicable law. If any part of the immediately preceding paragraph is held to be excessively broad as to duration, scope, activity or subject, such part will be construed by limiting and reducing it so as to be enforceable to the maximum extent permissible under applicable law. I hereby acknowledge and agree that in the event of any breach or threatened breach of the provisions of the immediately preceding paragraph, the Company, in addition to any other remedies available to it, will be entitled to any equitable relief restraining me from any such breach or threatened breach, without the need to provide any bond or other security. This letter agreement, including the provisions of the immediately preceding paragraph, are a material inducement to the Company to enter into and perform its obligations under the Merger Agreement. The shareholders of the Company affiliated with Onex Partners Advisor LP and Baring Private Equity Asia Group Limited are express third party beneficiaries of, and entitled to enforce, this letter agreement. The terms of paragraph 17 of the Sponsor Agreement (as defined in the Merger Agreement) will apply to and govern this letter agreement, mutatis mutandis. I consent to the public filing or other disclosure of this letter agreement.

[Signature pages follow]

Sincerely,

/s/ Sheryl von Blucher
Sheryl von Blucher

[Signature Page to Board Acknowledgement Letter – von Blucher]

ACCEPTED AND AGREED TO

as of the date first written above:

CLARIVATE ANALYTICS PLC

By:	/s/ Paul Edwards
Name: Paul Edwards
Title: Director

[Signature Page to Board Acknowledgement Letter – von Blucher]